UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2024

GROVE COLLABORATIVE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40263	88-2840659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Sansome Street San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(800) 231-8527
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GROV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Amendments to Material Definitive Agreements

On July 16, 2024, Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (“Holdings”) and Grove Collaborative, Inc., a Delaware public benefit corporation (“Grove”), in their capacity as borrowers (Holdings and Grove, collectively, the “Borrowers”) under that certain Loan and Security Agreement, dated as of December 21, 2022 (as amended by that certain Amendment No. 1 to Loan and Security Agreement, dated as of March 10, 2023, the “Term Loan Agreement”), among the Borrowers, Ocean II PLO LLC, a California limited liability company, as administrative and collateral agent (the “Agent”), and the lending institutions party thereto (collectively, the “Term Loan Lenders”), voluntarily prepaid a portion of the principal outstanding under the Term Loan Agreement in the amount of $42,000,000 (the “Prepayment”).

In connection with the Prepayment, the Borrowers entered into (a) that certain Amendment No. 2 to Loan and Security Agreement, dated as of July 16, 2024 (the “Second Amendment”), among the Borrowers, the Term Loan Lenders and the Agent, which amends the Term Loan Agreement to, among other things, (i) provide for a reduction in the amount of Unrestricted Cash (as defined in the Term Loan Agreement) required to be maintained by the Borrowers and (ii) extend the Amortization Date from July 1, 2025 to January 1, 2026, and (b) that certain Amendment No. 1 to Loan and Security Agreement, dated as of July 16, 2024 (the “First Amendment” and, together with the Second Amendment, collectively, the “Amendments”), among the Borrowers and Siena Lending Group LLC, a Delaware limited liability company, as lender (in such capacity, the “ABL Lender”), which amends that certain Loan and Security Agreement, dated as of March 10, 2023 (the “ABL Loan Agreement”), by and among the Borrowers and the ABL Lender, to, among other things, (i) reduce the liquidity thresholds for triggering a cash dominion event and additional appraisal requirements and (ii) change the availability block thereunder from an at all times test to a liquidity based test.

The foregoing descriptions of the Amendments are subject to and qualified in their entirety by reference to the full text of the of the Amendments, copies of which are included as Exhibits 10.1 and 10.2 hereto, and the terms of which are incorporated herein by reference.

Item 2.03. Amendment of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 2 to Loan and Security Agreement, dated as of July 16, 2024, by and among Grove Collaborative Holdings, Inc., Grove Collaborative, Inc., Structural Capital Investments III, LP, Structural Capital Investments IV, LP, Avenue Sustainable Solutions Fund, L.P., and Series PCI Grove series of Structural Capital Primary Co-Investment Fund, LLC, and Ocean II PLO LLC

10.2	Amendment No. 1 to Loan and Security Agreement, dated as of July 16, 2024, by and among Grove Collaborative Holdings, Inc., Grove Collaborative, Inc. and Siena Lending Group LLC
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Sergio Cervantes
Name:	Sergio Cervantes
Title:	Chief Financial Officer
Date: July 18, 2024